UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware		81-0422894
(State of incorporation)		(IRS Employer
Identification No.)
0-13063
(Commission File Number)

6601 Bermuda Road, Las Vegas, NV 89119

(Address of registrant’s principal executive office)

(702) 897-7150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 2.03   Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 21, 2017, Scientific Games International, Inc. (“SGI”), a wholly owned subsidiary of  Scientific Games Corporation (the “Company”), entered into a joinder agreement with an additional commitment lender with respect to the credit agreement, dated as of October 18, 2013, as amended by Amendment No. 1 to the Credit Agreement, dated as of October 1, 2014, by Amendment No. 2 to the Credit Agreement, dated as of February 14, 2017, and by Amendment No. 3 to the Credit Agreement, dated as of August 14, 2017 (as amended, the “Credit Agreement”), by and among SGI, as borrower, the Company, as a guarantor, the subsidiary guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders and other agents from time to time party thereto. Pursuant to the joinder agreement, the amount of the Company’s revolving credit availability under the Credit Agreement was increased by $40.0 million to $596.2 million through October 18, 2018, with a step-down to $421.7 million until the maturity on October 18, 2020.

For additional information, see the full text of the Credit Agreement, Amendment No. 1 to the Credit Agreement, Amendment No. 2 to the Credit Agreement and Amendment No. 3 to the Credit Agreement, copies of which were filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 18, 2013, Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 7, 2014, Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2017, and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 14, 2017, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: December 21, 2017	By:	/s/ Michael A. Quartieri
		Name:	Michael A. Quartieri
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary